Exhibit 99.1

Voyant Acquisition Accelerates the AssetMark Financial Wellness Vision

Concord, Calif.— March 1, 2021 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced it will acquire Voyant, a leading global provider of SaaS-based financial planning and client digital engagement solutions. Voyant serves more than 20,000 advisors across financial institutions and small advisor firms in the United Kingdom, Canada, Ireland, and the United States. The acquisition of Voyant advances the AssetMark financial wellness vision by adding compelling digital capabilities to the AssetMark platform. This vision encompasses a holistic approach to advice that supports the client’s goals in a customized way.

“AssetMark and Voyant have a shared vision for financial wellness. The acquisition of Voyant rapidly accelerates this vision, while providing enhanced benefits for our advisors and their clients. Integrating key components of Voyant into the AssetMark platform will enhance the alignment of the investors’ goals, risk capacity and portfolio construction, creating an integrated experience where the client feels that their advisor understands them and their financial needs,” said Natalie Wolfsen, incoming CEO of AssetMark. “Voyant’s fit into the AssetMark platform aids in creating stronger client-advisor relationships. This leads to more invested assets and greater loyalty on our platform, while also helping us attract new advisors in core and adjacent channels.”

“Voyant was founded in 2006 to deepen the relationship between financial advisor and client. Our highly adaptable, visual planning capabilities allow financial advisors to add real value and help clients achieve their long-term goals,” said David Kaufman, CEO of Voyant. “We believe in AssetMark’s financial wellness vision and look forward to partnering with them to provide a broad set of value-added solutions for their clients.”

Strategic Rationale

AssetMark expects the transaction will:

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Accelerate AssetMark’s standalone growth prospects - The acquisition accelerates AssetMark’s financial wellness vision. Key components of Voyant will be integrated into the AssetMark platform, working in concert with existing digital capabilities, such as AssetMark PortfolioEngine® and AssetMark WealthBuilderSM, to drive deep, meaningful conversations, and support those conversations with actionable goal planning, income planning, data aggregation, and portfolio construction, analytics, and reporting. This will increase engagement with existing advisors, while helping AssetMark attract new advisors in core and adjacent channels.

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Strengthen Voyant’s standalone growth prospects - Voyant will remain a separate subsidiary continuing to target enterprises and advisors in order to increase market share. AssetMark’s sales and marketing knowhow has the ability to help Voyant drive new client growth. Additionally, AssetMark’s strong U.S. presence, well-known brand and deep relationships provide a tailwind for Voyant’s U.S. expansion.

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Deliver immediate financial benefits and long-term revenue diversification - The acquisition of Voyant is expected to be immediately accretive to AssetMark’s adjusted EPS in 2021 and beyond. The acquisition also provides revenue diversification as Voyant subscription-based revenue is not market or interest rate sensitive.

Transaction Details

AssetMark will acquire Voyant for $145 million in a cash and stock transaction. The deal is funded with $120 million in cash and $25 million in AssetMark stock. The transaction is expected to close in mid-2021, subject to customary closing conditions. Following the close, Voyant will begin to be integrated into AssetMark’s systems and infrastructure.

Advisors

Raymond James & Associates, Inc. is serving as exclusive financial advisor to Voyant.

Management Conference Call

A conference call to discuss the transition with AssetMark incoming CEO Natalie Wolfsen, AssetMark CFO Gary Zyla and Voyant CEO David Kaufman will be held today, March 1, 2021 at 2:00pm Pacific Standard Time. Supplemental presentation materials and the live webcast can be accessed from AssetMark’s investor relations website at http://ir.assetmark.com/. The call can also be accessed live over the phone by dialing 866-211-4156. The conference ID is 3965888. The webcast will be available for 14 days from March 1, 2021.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that help financial advisors meet the ever-changing needs of their clients and businesses. Through AssetMark, Inc., its investment adviser subsidiary registered with the U.S. Securities and Exchange Commission, AssetMark operates a platform that brings together fully integrated technology, personalized and scalable service, and curated investment solutions to support financial advisors and their businesses. For more than 20 years, AssetMark has focused on offering the solutions and services that help financial advisors grow. AssetMark had $74 billion in platform assets as of December 31, 2020. For more information visit assetmark.com.

About Voyant

Voyant is a leading global provider of financial planning solutions to enterprises, independent financial advisors and their clients. Enterprise clients include Toronto-Dominion, Lloyd’s Bank, BMO, CIBC and others. With operations in the United States, United Kingdom, Canada, Ireland and Australia, Voyant’s configurable and integrated offerings focus on the whole adviser lifecycle including client onboarding, collaborative financial planning, and self-service solutions for clients. Voyant’s solutions allow advisers to deliver a new level of value to their clients, by providing vision, expertise, and access.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings we make with the Securities and Exchange Commission. AssetMark undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Chris Blake

MSR Communications

chris@msrcommunications.com

SOURCE: AssetMark Financial Holdings, Inc.

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